Exhibit 99.2

Streamex Corp. (NASDAQ: STEX) Announces Pricing of $35 Million Public Offering

Winter Park, FL – January 22, 2026 (GLOBE NEWSWIRE) – Streamex Corp. (“Streamex” or the “Company”) (NASDAQ: STEX), a leader in institutional-grade tokenization of real-world assets and commodity-backed stablecoins, including GLDY, today announced the pricing of its previously announced an underwritten public offering of 11,666,667 shares of common stock at a public offering price of $3.00 per share. The offering is expected to close on or around January 26, 2026 subject to customary closing conditions. The gross proceeds from the offering, before deducting underwriter discounts and commissions and other estimated offering expenses are expected to be approximately $35 million. Streamex intends to use the net proceeds from the offering to repay prior indebtedness in accordance with our financing strategy, and for working capital and general corporate purposes. In addition, the Company has granted the underwriters a 30-day option to purchase up to an additional 1,750,000 shares of common stock at the public offering price, less underwriting discounts and commissions.

Needham & Company and Siebert are acting as joint book-running managers of the offering.

The offering is being made pursuant to a shelf registration statement on Form S-3 (File No. 333-276298) declared effective by the Securities and Exchange Commission (the “SEC”) on December 17, 2024. A final prospectus supplement relating to the offering will be filed with the Securities and Exchange Commission, together with an accompanying base prospectus. The securities may be offered only by means of a written prospectus forming a part of the effective registration statement. Copies of the final prospectus supplement relating to the offering, together with the accompanying base prospectus, may be obtained, when available from the SEC’s website at http://www.sec.gov, from Needham & Company, 250 Park Avenue, 10th Floor, New York, NY 10177, Attn: Prospectus Department, prospectus@needhamco.com or by telephone at (800) 903-3268.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein. Streamex will not and has been advised by the joint book-running managers that they and their affiliates will not, sell any of these securities in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Streamex Corp.

Streamex Corp. (NASDAQ: STEX) is a vertically integrated technology and infrastructure company focused on the tokenization and digitalization of real-world assets. Streamex provides institutional-grade solutions that bring traditional commodities and assets on-chain through secure, regulated, and yield-bearing financial instruments. The company is committed to delivering transparent, scalable, and compliant digital asset solutions that bridge the gap between traditional finance and blockchain-enabled markets.

For more information, visit www.streamex.com or follow the company on X (Twitter).

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential,” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions, and are subject to various known and unknown risks and uncertainties, many of which are beyond our control. It is possible that our actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements, depending on factors including whether we will meet the closing conditions in order to obtain the second tranche USD $25 million in financing, whether we will realize the benefits of the agreement(s) described in this press release in a timely manner or at all, whether such definitive agreements will receive required regulatory approvals, and whether we will realize the anticipated benefits of the current transaction in a timely manner or at all. For a discussion of other risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in forward-looking statements, see our filings with the Securities and Exchange Commission, including the section titled “Risk Factors” in our Annual Report on Form 10-K, filed with the SEC on April 15, 2025. We assume no obligation to publicly update or revise our forward-looking statements as a result of new information, future events or otherwise, except as required by law.

No Offer or Solicitation

This press release is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Contacts

Streamex Press & Investor Relations:

Adele Carey

Alliance Advisors Investor Relations

acarey@allianceadvisors.com

Henry McPhie

Chief Executive Officer, Streamex Corp.

contact@streamex.com

www.streamex.com

https://x.com/streamex